Exhibit 10.31B

AMENDMENT

     THIS AMENDMENT is made as of the 25th day of June, 2002 between General Electric Capital Corporation (“Secure Party”) and Avalon Pharmaceuticals, Inc. (“Debtor”) in connection with that certain Master Security Agreement, dated as of June 25, 2002 (“Agreement”). The terms of this Amendment are hereby incorporated into the Agreement as though fully set forth therein. Section references below refer to the section numbers of the Agreement. The Agreement is hereby amended as follows:

2.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF DEBTOR.

Subsection (k) is hereby amended with the following:

“(k) The Collateral is, and will remain, free and clear of all liens, claims and encumbrances of any kind whatsoever, except for (i) liens in favor of Secured Party, (ii) liens for taxes not yet due or for taxes being contested in good faith and which do not involve, in the judgment of Secured Party, any risk of the sale, forfeiture or loss of any of the Collateral, (iii) inchoate materialmen’s, mechanic’s, repairmen’s and similar liens arising by operation of law in the normal course of business for amounts which are not delinquent, and (iv) landlord liens, claims and encumbrances not filed against the Collateral (all of such liens are called “Permitted Liens”).”

5.	REPORTS.

Subsection (b) is hereby amended with the following:

“(b) Debtor will deliver to Secured Party Debtor’s complete financial statements, certified by a recognized firm of certified public accountants, within one hundred twenty (120) days of the close of each fiscal year of Debtor If Secured Party requests, Debtor will deliver to Secured Party copies of Debtor’s quarterly financial reports certified by Debtor’s chief financial officer, within ninety (90) days after the close of each of Debtor’s fiscal quarter. Debtor will deliver to Secured Party copies of all Forms 10-K and 10-Q, if any, within 30 days after the dates on which they are filed with the Securities and Exchange Commission.”

6.	FURTHER ASSURANCES.

Subsection (b) is hereby amended with the following:

“(b) Debtor authorizes Secured Party to file a financing statement and amendments thereto describing the Collateral and containing any other information required by the applicable Uniform Commercial Code. Debtor irrevocably grants to Secured Party the power to sign Debtor’s name and generally to act on behalf of Debtor to execute and file applications for title, transfers of title, financing statements, notices of lien and other documents pertaining to any or all of the Collateral consistent with the agreement between the Debtor and Secured Party; this power is coupled with Secured Party’s interest in the

Collateral. Debtor shall, if any certificate of title be required or permitted by law for any of the Collateral, obtain and promptly deliver to Secured Party such certificate showing the lien of this Agreement with respect to the Collateral. Debtor ratifies its prior authorization for Secured Party to file financing statements and amendments thereto describing the Collateral and containing any other information required by the Uniform Commercial Code if filed prior to the date hereof.”

Subsection (c) is hereby amended with the following:

“(c) Debtor shall indemnify and defend the Secured Party, its successors and assigns, and their respective directors, officers and employees, from and against all third party claims, actions and suits (including, without limitation, related attorneys’ fees) of any kind whatsoever arising, directly or indirectly, in connection with any of the Collateral.”

7.	DEFAULT AND REMEDIES.

Subsection (c)(ii) is hereby amended with the following:

“(ii) with or without legal process and at a time mutually agreeable between the Debtor and Secured Party, enter any premises where the Collateral may be and take possession of and remove the Collateral from the premises or store it on the premises,”

Subsection (d) is hereby amended with the following:

“(d) Proceeds from any sale or lease or other disposition shall be applied: first, to all costs of repossession, storage, and disposition including without limitation reasonable and customary attorneys’, appraisers’, and auctioneers’ fees; second, to discharge the obligations then in default; third, to discharge any other Indebtedness of Debtor to Secured Party, whether as obligor, endorser, guarantor, surety or indemnitor; fourth, to expenses incurred in paying or settling liens and claims against the Collateral; and lastly, to Debtor, if there exists any surplus. Debtor shall remain fully liable for any deficiency.”

8.	MISCELLANEOUS.

Subsection (g) is hereby amended with the following:

“(g) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF DELAWARE (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE EQUIPMENT.”

     TERMS USED, BUT NOT OTHERWISE DEFINED HEREIN SHALL HAVE THE MEANINGS GIVEN TO THEM IN THE AGREEMENT. EXCEPT AS EXPRESSLY

AMENDED HEREBY,(ILLEGIBLE) AGREEMENT SHALL REMAIN IN FULL FORCE AND EFFECT. IF THERE IS ANY CONFLICT BETWEEN THE PROVISIONS OF THE AGREEMENT AND THIS AMENDMENT, THEN THIS AMENDMENT SHALL CONTROL.

     IN WITNESS WHEREOF, the parties Hereto have executed this Amendment simultaneously with the Agreement by signature of their respective authorized representative set forth below.

General Electric Capital Corporation		Avaion Pharmaceuticals, Inc.

By:	/s/ Diane Hernandez	By:	/s/ Kenneth C. Carter

Name:	Diane Hernandez	Name:	Kenneth C. Carter

Title:	Vice President	Title:	CEO